NEWS RELEASE

The Hartford Appoints Randy Larsen To Its Board Of Directors

HARTFORD, Conn., July 15, 2026 – The Hartford announced the appointment of Randy Larsen to the company’s Board of Directors, effective Sept. 1. He will serve on the board’s Finance, Investment and Risk Management Committee, as well as the Nominating and Corporate Governance Committee.

“Randy is a highly respected insurance-industry leader with deep expertise in transforming and scaling complex organizations and driving profitable growth,” said The Hartford’s Chairman and CEO Christopher Swift. “His extensive experience leading a major insurance brokerage, strong financial acumen and broad understanding of the insurance marketplace will bring valuable perspectives to our board. We look forward to benefiting from Randy’s insights as we continue to execute our strategy, enhance our competitive position and deliver long-term value for our shareholders.”

Larsen spent 13 years with AssuredPartners, a large insurance brokerage firm that provided commercial property and casualty, employee benefits, specialty insurance, and personal lines coverage to middle-market businesses and individuals. Most recently, Larsen served as CEO from 2023 through the acquisition of AssuredPartners by Gallagher in 2025. During his tenure with AssuredPartners, he helped grow the business significantly, overseeing both organic growth initiatives and acquisitions, while leading operational transformation efforts across the organization. Prior to becoming CEO, he held several senior leadership positions, including president of Retail, president of Western Regions and president of Central States.

Before joining AssuredPartners, Larsen advanced to become partner during a 14-year tenure with the insurance brokerage firm Schifman Remley & Associates, which was acquired by AssuredPartners in 2012. Earlier in his career, he held positions of increasing responsibility, leading to the role of president at Mark Twain Bancshares and Mercantile Bancshares.

He earned a bachelor’s degree in finance from Nebraska Wesleyan University.

About The Hartford
The Hartford is a leader in property and casualty insurance and employee benefits. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.

© 2026 The Hartford. Classification: Highly Restricted for use by authorized individuals only. No part of this document may be reproduced, published, or used without the permission of The Hartford.

The Hartford Insurance Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read The Hartford’s legal notice.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2025 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

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Media Contact: Investor Contact:
Matthew Sturdevant Kate Jorens
860-547-8664 860-547-4066
matthew.sturdevant@thehartford.com     kate.jorens@thehartford.com

© 2026 The Hartford. Classification: Highly Restricted for use by authorized individuals only. No part of this document may be reproduced, published, or used without the permission of The Hartford.